UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) November 15, 2012

BUTLER NATIONAL CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Kansas
(State or Other Jurisdiction of Incorporation)
0-1678 (Commission File Number)	41-0834293 (IRS Employer Identification No.)
19920 W. 161st Street, Olathe, Kansas (Address of Principal Executive Offices)	66062 (Zip Code)

913-780-9595
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to Vote of Security Holders
Butler National Corporation Annual Meeting of Shareholders was held on November 13, 2012 (the "Annual Meeting").  At the Annual Meeting, 46,266,915 shares of common stock, or approximately 79% of the 58,146,314 shares of common stock outstanding and entitled to vote at the Annual Meeting, were present in person or by proxies.

Set forth below are the matters acted upon by Butler National Corporation shareholders at the Annual Meeting, and the final voting results on each matter.

1. Election of Directors.  Two people were nominated by the Board of directors for election as directors of Butler National Corporation, to hold office for a three year term expiring at the 2015 annual meeting of shareholders and until his or her successor is duly elected and qualified.  The nominees were incumbent directors, no other person was nominated and the nominees were elected.  There were 22,350,036 broker non-votes with respect to each nominee.  The votes cast for or against, as well as abstentions with respect to, each nominee were as follows:

Name of Director	Shares of Common Stock Voted For	Shares of Commons Stock Voted Against/Withheld	Abstentions
Clark D. Stewart	20,399,883	3,516,996
R. Warren Wagoner	20,417,741	3,499,138

Having received the affirmative vote of the holders of at least a majority of shares of common stock outstanding and entitled to vote at the Annual Meeting, Mr. Clark D. Stewart and Mr. R. Warren Wagoner were declared elected as directors to serve for the coming three year term.

2. Ratification of Selection of Weaver, Martin & Samyn, L.L.C. as Auditors.  A resolution that the shareholders ratify the selection and appointment of Weaver, Martin & Samyn, L.L.C. as the independent registered public accounting firm for Butler National Corporation for the year ending April 30, 2013 was submitted to, and voted upon by, the shareholders.  There were 43,593,898 shares of common stock voted in favor of, and 424,677 shares of common stock voted against said resolution.  The holders of 2,248,340 shares of common stock abstained and there were 0 broker non-votes.  Having received the affirmative vote of the holders of at least a majority of shares of common stock outstanding and entitled to vote at the Annual Meeting, the appointment of Weaver, Martin & Samyn, L.L.C. was ratified.

3. Advisory Vote on Executive Compensation.  An advisory vote on executive compensation was submitted to, and voted upon by, the shareholders.  There were 20,092,194 shares of common stock voted in favor of, and 3,784,834 shares of common stock voted against, said resolution.  The holders of 39,851 shares of common stock abstained and there were 22,350,036 broker non-votes.  Based on these results and consistent with a majority of votes cast with respect to this matter, the Company's Board of Directors has adopted a policy to hold an advisory vote on executive compensation every year.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BUTLER NATIONAL CORPORATION (Registrant)
November 15, 2012 Date	/S/ Clark D. Stewart Clark D. Stewart (President and Chief Executive Officer)
November 15, 2012 Date	/S/ Angela D. Shinabargar Angela D. Shinabargar (Chief Financial Officer)